UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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                         SENTINEL GROUP FUNDS, INC.

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                                 Additional Q&A
                                  July 28, 2005




Q. Why are you reorganizing the Growth Index Fund into the Flex Cap Opportunity Fund if the Growth Index Fund's historical performance is better than the Flex Cap Opportunity Fund's?

A. The Growth Index Fund's Board of Directors has determined that shareholders would benefit from participating in an actively managed fund. In spite of the legal structure of the proposed reorganization, which reorganizes the Fund into the Flex Cap Opportunity Fund, the Growth Index Fund is expected to be the accounting survivor of the reorganization. This means that the surviving "Capital Opportunity" Fund would carry the Growth Index Fund's historical performance record, WITH PROMINENT DISCLOSURE THAT THE PERFORMANCE WAS ACHIEVED UNDER THE PRIOR INDEXED STRATEGY.

         Also, as described in the proxy statement, the Capital Opportunity Fund's strategy would be modified from the current Flex Cap Opportunity Fund strategy toward a large cap growth fund with many of the same investment policies to which the Growth Index Fund is currently subject.